Exhibit 99.1

Mentor Graphics Reports Fiscal First Quarter Results

WILSONVILLE, Ore.--(BUSINESS WIRE)--May 25, 2012--Mentor Graphics Corporation (NASDAQ: MENT) today announced financial results for the company’s fiscal first quarter ended April 30, 2012. The company reported revenues of $247.9 million, non-GAAP earnings per share of $.30, and GAAP earnings per share of $.25. The company raised guidance for fiscal year 2013 non-GAAP earnings per share by $.05 to $1.37 and for GAAP earnings per share by $.07 to $1.20.

“Strength in our business continued in the first quarter, with record first quarter revenue and earnings,” said Walden C. Rhines, chairman and CEO of Mentor Graphics. “The release of our next-generation emulation platform during the quarter has attracted broad customer interest, and we have a very full sales funnel. We are also seeing increasing demand for our Calibre family of products at advanced process nodes, as the explosion of capacity at 28nm is driving significant design activity. With 20nm processes being certified now, and beginning production later in the year, we expect that the ongoing move to the 28nm and 20nm generations of technology will drive an exceptionally large increase in design activity. This will benefit Mentor and the whole electronic design automation industry through 2013.”

During the quarter, the company announced the availability of the Veloce®2 platform, the next generation of emulation solutions for the verification of electronic system and system-on-chip (SoC) designs. This included the announcement of a new environment called Veloce VirtuaLAB, giving verification engineers access to a full environment for verifying complex electronics systems prior to first silicon availability without requiring the building of hardware test systems. The company also announced the latest release of the PADS® desktop solution for PCB design, with new features addressing design-for-manufacturing analysis, high-speed and interactive routing. Additionally the quarter saw the latest release of the Questa® functional verification platform for complex SoC, ASIC and FPGA designs.

“Continued focus on cost controls, a favorable product mix, and better than forecasted profitability in the business have allowed us to raise earnings guidance for the year. We also reaffirm revenue guidance at $1.1 billion for the year as we expect increased Veloce2 emulation shipments beginning in the second quarter as production capacity increases,” said Gregory K. Hinckley, president of Mentor Graphics. “We are pleased that we have achieved an operating margin in the first quarter that is already near our fiscal year target of 18% non-GAAP. With a record backlog at the start of the year and strong demand for our products at advanced process nodes, we remain confident in our outlook for the rest of the fiscal year.”

Outlook

For the full fiscal year 2013, the company reaffirms that it expects revenues of about $1.1 billion, and raises outlook for non-GAAP earnings per share by $.05 to $1.37, and GAAP earnings per share by $.07 to $1.20. For the second fiscal quarter FY2013, the company expects revenues of about $240 million, non-GAAP earnings per share of $.17, and GAAP earnings per share of $.10.

Fiscal Year Definition

Mentor Graphics’ fiscal year runs from February 1 to January 31. The fiscal year is dated by the calendar year in which the fiscal year ends. As a result, the first three fiscal quarters of any fiscal year will be dated with the next calendar year, rather than the current calendar year.

Discussion of Non-GAAP Financial Measures

Mentor Graphics’ management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin, net income (loss), and earnings (loss) per share which we refer to as non-GAAP gross margin, operating margin, net income (loss), and earnings (loss) per share, respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of intangible assets, special charges, equity plan-related compensation expenses, interest expense attributable to net retirement premiums or discounts on the early retirement of debt and associated debt issuance costs, interest expense associated with the amortization of debt discount and premium on convertible debt, and the equity in income (loss) of unconsolidated entities (except Frontline PCB Solutions Limited Partnership (Frontline)), which management does not consider reflective of our core operating business.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the excluded items for the following reasons:

  Identified intangible assets consist primarily of purchased technology, backlog, trade names, and customer relationships. Amortization charges for our intangible assets can vary in frequency and amount due to the timing and magnitude of acquisition transactions. We consider our operating results without these charges when evaluating our core performance due to the variability. Generally, the most significant impact to inter-period comparability of our net income (loss) is in the first twelve months following an acquisition.
  Special charges primarily consist of restructuring costs incurred for employee terminations, including severance and benefits, driven by modifications of business strategy or business emphasis. Special charges may also include expenses incurred related to potential acquisitions, excess facility costs, and asset-related charges. Special charges are incurred based on the particular facts and circumstances of acquisition and restructuring decisions and can vary in size and frequency. These charges are excluded as they are not ordinarily included in our annual operating plan and related budget due to the unpredictability of economic trends and the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.
  Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units. We do not consider equity plan-related compensation expense in evaluating our manager’s performance internally or our core operations in any given period.
  Interest expense attributable to net retirement premiums or discounts on the early retirement of debt, the write-off of associated debt issuance costs and the amortization of the debt discount and premium on convertible debt are excluded. Management does not consider these charges as a part of our core operating performance. The early retirement of debt and the associated debt issuance costs are not included in our annual operating plan and related budget due to unpredictability of market conditions which could facilitate an early retirement of debt. We do not consider the amortization of the debt discount and premium on convertible debt to be a direct cost of operations.
  Equity in earnings or losses of unconsolidated entities represents our equity in the net income (loss) of a common stock investment accounted for under the equity method. The carrying amount of our investment is adjusted for our share of earnings or losses of the investee. The amounts are excluded from our non-GAAP results (with the exception of our investment in Frontline as discussed below) as we do not control the results of operations for this investment and we do not participate in regular and periodic operating activities; therefore, management does not consider these businesses a part of our core operating performance.
  In connection with the Company’s acquisition of Valor on March 18, 2010, we also acquired Valor’s 50% interest in Frontline, a joint venture. We report our equity in the earnings or losses of Frontline within operating income. We actively participate in regular and periodic activities such as budgeting, business planning, marketing and direction of research and development projects. Accordingly, we do not exclude our share of Frontline’s earnings or losses from our non-GAAP results as management considers the joint venture to be core to our operating performance.
  Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various jurisdictions in which we operate. This non-GAAP tax rate eliminates the effects of non-recurring and period specific items which are often attributable to acquisition decisions and can vary in size and frequency and considers our U.S. loss carryforwards that have not been previously benefited. This rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the three months ended April 30, 2012 is 3%, after the consideration of period specific items. Without period specific items of ($1.3) million, our GAAP tax rate is 7%. Our full fiscal year 2013 GAAP tax rate, inclusive of period specific items, is projected to be 7%. The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability in various jurisdictions.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP earnings per share is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options and restricted stock units in a loss situation.

Non-GAAP gross margin, operating margin, and net income are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin, and net income because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management. Non-GAAP net income also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. Non-GAAP net income has limitations as an analytical tool, and therefore should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income are:

  Amortization of intangibles represents the loss in value as the technology in our industry evolves, is advanced, or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  We regularly engage in acquisition and assimilation activities as part of our ongoing business and regularly evaluate our business to determine whether any operations should be eliminated or curtailed. We therefore will continue to experience special charges on a regular basis. These costs also directly impact our available funds.
  Our stock incentive and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results.
  Our income tax expense will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation. In addition, if we have a GAAP loss and non-GAAP net income, our non-GAAP results will not reflect any projected GAAP tax benefits. Similarly, in the event we were to have GAAP net income and a non-GAAP loss, our GAAP tax expense would be replaced by a credit in our non-GAAP presentation.
  Other companies, including other companies in our industry, calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative measure.

About Mentor Graphics

Mentor Graphics Corporation is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronic, semiconductor and systems companies. Established in 1981, the company reported revenues in the last fiscal year of about $1,015 million. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics, Veloce, Questa and PADS are registered trademarks of Mentor Graphics Corporation. All other company and/or product names are the trademarks and/or registered trademarks of their respective owners.)

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) recession in the EU, US, Japan, China or other economies, including the possibility of a “double-dip” recession or weakness associated with the EU debt crisis; (ii) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry, including the risk of production delays or obsolescence for our hardware products; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) possible delayed or canceled customer orders resulting from the business disruption and uncertainty of actions of activist shareholders; (v) effects of the volatility of foreign currency fluctuations on the company’s business and operating results; (vi) changes in accounting or reporting rules or interpretations; (vii) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (viii) effects of unanticipated shifts in product mix on gross margin; and (ix) effects of customer seasonal purchasing patterns and the timing of significant orders which may negatively or positively impact the company’s quarterly results of operations; all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

	Three Months Ended April 30,
	2012	2011
Revenues:
System and software	$149,356	$139,645
Service and support	98,562	90,390
Total revenues	247,918	230,035
Cost of revenues: (1)
System and software	14,790	16,077
Service and support	28,414	25,211
Amortization of purchased technology	2,179	3,357
Total cost of revenues	45,383	44,645
Gross margin	202,535	185,390
Operating expenses:
Research and development (2)	71,046	69,368
Marketing and selling (3)	79,752	77,924
General and administration (4)	16,649	16,785
Equity in earnings of Frontline (5)	(587)	(1,017)
Amortization of intangible assets (6)	1,706	1,610
Special charges (7)	1,147	4,547
Total operating expenses	169,713	169,217
Operating income	32,822	16,173
Other income (expense), net (8)	83	(475)
Interest expense (9)	(4,594)	(17,440)
Income (loss) before income tax	28,311	(1,742)
Income tax expense (10)	781	611
Net income (loss)	27,530	(2,353)
Less: Loss attributable to noncontrolling interest (11)	(652)	-
Net income (loss) attributable to Mentor Graphics shareholders	$28,182	$(2,353)
Net income (loss) per share attributable to Mentor Graphics shareholders:
Basic	$0.26	$(0.02)
Diluted	$0.25	$(0.02)
Weighted average number of shares outstanding:
Basic	109,907	111,769
Diluted	113,243	111,769

Refer to following page for a description of footnotes.

MENTOR GRAPHICS CORPORATION
FOOTNOTES TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures."

	Three Months Ended April 30,
	2012	2011
(1) Cost of revenues:
Equity plan-related compensation	$319	$267
Amortization of purchased technology	2,179	3,357
	$2,498	$3,624

(2) Research and development:
Equity plan-related compensation	$2,117	$2,139

(3) Marketing and selling:
Equity plan-related compensation	$1,549	$1,615

(4) General and administration:
Equity plan-related compensation	$1,162	$1,659

(5) Equity in earnings of Frontline:
Amortization of purchased technology and other identified intangible assets	$1,242	$1,242

(6) Amortization of intangible assets:
Amortization of other identified intangible assets	$1,706	$1,610

(7) Special charges:
Rebalance, restructuring, and other costs	$1,147	$4,547

(8) Other income (expense), net:
Net (gain) loss of unconsolidated entities	$(13)	$-

(9) Interest expense:
Amortization of debt discount and premium, net	$1,295	$1,175
Premium and costs related to debt retirement	-	11,504
	$1,295	$12,679

(10) Income tax expense:
Non-GAAP income tax effects	$(6,191)	$(4,042)

(11) Loss attributable to noncontrolling interest:
Amortization of intangible assets and income tax effects	$(269)	$-

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(In thousands, except earnings per share data)

	Three Months Ended April 30,
	2012	2011
GAAP net income (loss) attributable to Mentor Graphics shareholders	$28,182	$(2,353)
Non-GAAP adjustments:
Equity plan-related compensation: (1)
Cost of revenues	319	267
Research and development	2,117	2,139
Marketing and selling	1,549	1,615
General and administration	1,162	1,659
Acquisition - related items:
Amortization of purchased assets
Cost of revenues (2)	2,179	3,357
Frontline purchased technology and intangible assets (3)	1,242	1,242
Amortization of intangible assets (4)	1,706	1,610
Special charges (5)	1,147	4,547
Other income (expense), net (6)	(13)	-
Interest expense (7)	1,295	12,679
Non-GAAP income tax effects (8)	(6,191)	(4,042)
Noncontrolling interest (9)	(269)	-
Total of non-GAAP adjustments	6,243	25,073
Non-GAAP net income attributable to Mentor Graphics shareholders	$34,425	$22,720

GAAP weighted average shares (diluted)	113,243	111,769
Non-GAAP adjustment	-	3,649
Non-GAAP weighted average shares (diluted)	113,243	115,418

Net income (loss) per share attributable to Mentor Graphics shareholders:
GAAP (diluted)	$0.25	$(0.02)
Non-GAAP adjustments detailed above	0.05	0.22
Non-GAAP (diluted)	$0.30	$0.20

(1) Equity plan-related compensation expense.
(2) Amount represents amortization of purchased technology resulting from acquisitions. Purchased intangible assets are amortized over three to five years.
(3) Amount represents amortization of purchased technology and other identified intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership (Frontline) investment. Mentor Graphics acquired a 50% joint venture in Frontline as a result of the Valor Computerized Systems, Ltd. acquisition in the first quarter of fiscal 2011. The purchased technology will be amortized over three years, other identified intangible assets will be amortized over three to four years, and are reflected in the income statement in the equity in earnings of Frontline results. This expense is the same type as being adjusted for in note (2) above and (4) below.
(4) Other identified intangible assets are amortized to other operating expense over one to five years. Other identified intangible assets include trade names, customer relationships, and backlog resulting from acquisition transactions.
(5) Three months ended April 30, 2012: Special charges consist of (i) $988 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services and (ii) $159 in other adjustments.

Three months ended April 30, 2011: Special charges consist of (i) $3,102 of costs related to consulting fees associated with our proxy contest, (ii) $1,147 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, and (iii) $298 in other adjustments.

(6) Three months ended April 30, 2012: Income of $13 on an investment accounted for under the equity method of accounting.
(7) Three months ended April 30, 2012: $1,295 in amortization of original issuance debt discount.
Three months ended April 30, 2011: $1,175 in amortization of original issuance debt discount and bond premium, and $11,504 for the premium and other costs related to the retirement of the 6.25% convertible debentures and the term loan.
(8) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.
(9) Adjustment for the impact of amortization of intangible assets, equity plan-related compensation expense and income tax expense on noncontrolling interest.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

	Three Months Ended April 30,
	2012	2011
GAAP gross margin	$ 202,535	$ 185,390
Reconciling items to non-GAAP gross margin:
Equity plan-related compensation	319	267
Amortization of purchased technology	2,179	3,357
Non-GAAP gross margin	$ 205,033	$ 189,014

	Three Months Ended April 30,
	2012	2011
GAAP gross margin as a percent of total revenues	81.7%	80.6%
Non-GAAP adjustments detailed above	1.0%	1.6%
Non-GAAP gross margin as a percent of total revenues	82.7%	82.2%

	Three Months Ended April 30,
	2012	2011
GAAP operating expenses	$ 169,713	$ 169,217
Reconciling items to non-GAAP operating expenses:
Equity plan-related compensation	(4,828)	(5,413)
Amortization of Frontline purchased technology and other identified intangible assets	(1,242)	(1,242)
Amortization of other identified intangible assets	(1,706)	(1,610)
Special charges	(1,147)	(4,547)
Non-GAAP operating expenses	$ 160,790	$ 156,405

	Three Months Ended April 30,
	2012	2011
GAAP operating income	$ 32,822	$ 16,173
Reconciling items to non-GAAP operating income:
Equity plan-related compensation	5,147	5,680
Amortization of purchased technology	2,179	3,357
Amortization of Frontline purchased technology and other identified intangible assets	1,242	1,242
Amortization of other identified intangible assets	1,706	1,610
Special Charges	1,147	4,547
Non-GAAP operating income	$ 44,243	$ 32,609

	Three Months Ended April 30,
	2012	2011
GAAP operating income as a percent of total revenues	13.2%	7.0%
Non-GAAP adjustments detailed above	4.6%	7.2%
Non-GAAP operating income as a percent of total revenues	17.8%	14.2%

	Three Months Ended April 30,
	2012	2011
GAAP other expense, net and interest expense	$ (4,511)	$ (17,915)
Reconciling items to non-GAAP other expense, net and interest expense:
Net gain of unconsolidated entities	(13)	-
Amortization of debt discount and retirement costs	1,295	12,679
Non-GAAP other expense, net and interest expense	$ (3,229)	$ (5,236)

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 30,	January 31,
	2012	2012

Assets
Current assets:
Cash, cash equivalents, and short-term investments	$134,811	$146,499
Restricted cash	-	4,237
Trade accounts receivable, net	117,981	133,494
Term receivables, short-term	236,938	221,430
Prepaid expenses and other	45,210	43,972
Deferred income taxes	13,590	17,803

Total current assets	548,530	567,435
Property, plant, and equipment, net	152,026	148,019
Term receivables, long-term	212,665	220,355
Goodwill and intangible assets, net	552,262	555,671
Other assets	63,670	59,195

Total assets	$1,529,153	$1,550,675

Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$8,339	$14,617
Current portion of notes payable	1,357	1,349
Accounts payable	16,746	17,261
Income taxes payable	2,365	2,538
Accrued payroll and related liabilities	57,751	112,349
Accrued and other liabilities	30,000	34,284
Deferred revenue	207,974	191,540

Total current liabilities	324,532	373,938
Long-term notes payable	214,519	213,224
Deferred revenue, long-term	12,649	14,883
Other long-term liabilities	66,065	73,290
Total liabilities	617,765	675,335

Noncontrolling interest with redemption feature	9,291	9,266

Stockholders' equity:
Common stock	784,211	775,362
Retained earnings	89,516	62,032
Accumulated other comprehensive income	28,370	28,680
Total stockholders' equity	902,097	866,074

Total liabilities and stockholders' equity	$1,529,153	$1,550,675

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(In thousands, except days sales outstanding)

	Three Months Ended April 30,
	2012	2011
Operating activities
Net income (loss)	$27,530	$(2,353)
Depreciation and amortization (1)	13,813	22,411
Other adjustments to reconcile:
Operating cash	6,700	7,155
Changes in working capital	(41,898)	(36,475)

Net cash provided by (used in) operating activities	6,145	(9,262)

Investing activities
Net cash used in investing activities	(12,057)	(8,381)

Financing activities
Net cash provided by (used in) financing activities	(4,234)	253

Effect of exchange rate changes on cash and cash equivalents	(1,542)	758

Net change in cash and cash equivalents	(11,688)	(16,632)
Cash and cash equivalents at beginning of period	146,499	133,113

Cash and cash equivalents at end of period	$134,811	$116,481

(1) Depreciation and amortization includes a write-off of note issuance costs in the amount of $8,010 for the three months ended April 30, 2011.

Other data:
Capital expenditures	$(11,604)	$(6,345)
Days sales outstanding	129	126

MENTOR GRAPHICS CORPORATION
UNAUDITED SUPPLEMENTAL BOOKINGS AND REVENUE INFORMATION
(Rounded to nearest 5%)

	FY 2013	Fiscal Year 2012					Fiscal Year 2011
Product Group Bookings (a)	Q1	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC DESIGN TO SILICON	35%	20%	25%	60%	40%	40%	35%	40%	45%	30%	35%
SCALABLE VERIFICATION	15%	35%	30%	15%	35%	30%	35%	25%	25%	30%	25%
INTEGRATED SYSTEMS DESIGN	25%	25%	25%	15%	15%	15%	15%	25%	20%	25%	25%
NEW & EMERGING MARKETS	10%	10%	15%	5%	5%	10%	10%	5%	5%	10%	10%
SERVICES / OTHER	15%	10%	5%	5%	5%	5%	5%	5%	5%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2013	Fiscal Year 2012					Fiscal Year 2011
Product Group Revenue (b)	Q1	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC DESIGN TO SILICON	40%	40%	25%	40%	45%	40%	40%	40%	35%	30%	35%
SCALABLE VERIFICATION	25%	25%	30%	25%	25%	25%	20%	20%	30%	25%	25%
INTEGRATED SYSTEMS DESIGN	25%	20%	25%	25%	20%	25%	25%	25%	25%	30%	30%
NEW & EMERGING MARKETS	5%	10%	10%	5%	5%	5%	5%	5%	5%	10%	5%
SERVICES / OTHER	5%	5%	10%	5%	5%	5%	10%	10%	5%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2013	Fiscal Year 2012					Fiscal Year 2011
Bookings by Geography	Q1	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	35%	45%	45%	40%	50%	45%	45%	40%	45%	50%	45%
Europe	20%	20%	30%	15%	25%	20%	20%	25%	20%	20%	20%
Japan	10%	15%	5%	5%	10%	10%	15%	5%	15%	15%	15%
Pac Rim	35%	20%	20%	40%	15%	25%	20%	30%	20%	15%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2013	Fiscal Year 2012					Fiscal Year 2011
Revenue by Geography	Q1	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	50%	40%	50%	45%	35%	40%	35%	40%	50%	45%	40%
Europe	20%	25%	20%	25%	25%	25%	25%	25%	25%	25%	25%
Japan	10%	15%	10%	10%	5%	10%	15%	10%	10%	15%	15%
Pac Rim	20%	20%	20%	20%	35%	25%	25%	25%	15%	15%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2013	Fiscal Year 2012					Fiscal Year 2011
Bookings by Business Model (c)	Q1	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	25%	40%	15%	15%	25%	20%	40%	30%	10%	15%	20%
Ratable	25%	20%	10%	5%	5%	10%	20%	15%	10%	5%	10%
Up Front	50%	40%	75%	80%	70%	70%	40%	55%	80%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2013	Fiscal Year 2012					Fiscal Year 2011
Revenue by Business Model (c)	Q1	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	20%	30%	25%	15%	15%	20%	20%	25%	20%	15%	20%
Ratable	10%	10%	10%	10%	5%	10%	25%	15%	10%	5%	10%
Up Front	70%	60%	65%	75%	80%	70%	55%	60%	70%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(a) Product Group Bookings excludes support bookings for all sub-flow categories.
(b) Product Group Revenue includes support revenue for each sub-flow category as appropriate.
(c) Bookings and Revenue by Business Model are System and Software only.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
EARNINGS PER SHARE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of estimated non-GAAP net income per share for Q2 FY13 and fiscal 2013.

	Estimated	Estimated
	Q2 FY13	FY13
Diluted GAAP net income per share	$0.10	$1.20
Non-GAAP Adjustments:
Amortization of purchased intangible assets (1)	0.02	0.07
Amortization of other identified intangible assets (2)	0.03	0.09
Equity plan-related compensation (3)	0.06	0.18
Special charges (4)	-	0.01
Other income (expense), net and interest expense (5)	0.01	0.05
Non-GAAP income tax effects (6)	(0.05)	(0.22)
Noncontrolling Interest (7)	-	(0.01)
Non-GAAP net income per share	$0.17	$1.37

(1) Excludes amortization of purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over three to five years.
(2) Excludes amortization of other identified intangible assets including trade names, customer relationships, and backlog resulting from acquisition transactions. Other identified intangible assets are amortized over one to five years. This line item also excludes amortization of purchased intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership investment. The purchased technology will be amortized over three years and other identified intangible assets will be amortized over three to four years.
(3) Excludes equity plan-related compensation expense.
(4) Excludes special charges consisting primarily of costs incurred for employee rebalances (which includes severance benefits, notice pay and outplacement services), facility closures, and acquisition costs.
(5) Adjustment for fiscal 2013 reflects the amortization of original issuance debt discount for our 4.00% Convertible Subordinated Debentures due 2031.
(6) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.
(7) Adjustment for the impact of amortization of intangible assets, equity plan-related compensation expense and income tax expense on noncontrolling interest.

CONTACT:
Mentor Graphics Corporation
Media:
Ry Schwark, 503-685-1660
ry_schwark@mentor.com
or
Investors:
Joe Reinhart, 503-685-1462
joe_reinhart@mentor.com